Exhibit (d)(2)(iii)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA SEPARATE PORTFOLIOS TRUST

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	I	P	R6	T	SMA
Voya Emerging Markets Corporate Debt Fund Initial Term Expires August 1, 2014	N/A	1.10%	0.15%	N/A	N/A	N/A
Voya Emerging Markets Hard Currency Debt Fund Initial Term Expires August 1, 2014	N/A	0.90%	0.15%	N/A	N/A	N/A
Voya Emerging Markets Local Currency Debt Fund Initial Term Expires August 1, 2014	N/A	0.95%	0.15%	N/A	N/A	N/A
Voya Investment Grade Credit Fund Initial Term Expires August 1, 2008 Initial Term for Class P Expires August 1, 2014 Initial Term for Class A, Class I and Class R6 Expires August 1, 2017 Initial Term for Class T Expires August 1, 2018	0.90%	0.65%	0.15%	0.63%	0.90%	0.00%
Voya Securitized Credit Fund Initial Term for Class P Expires August 1, 2016 Initial Term for Class A Expires August 1, 2016 Term for Class I Expires August 1, 2018 Initial Term for Class T Expires August 1, 2018	1.00%	0.68%	0.05%	N/A	1.00%	N/A
Voya Target In-Retirement Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	I	P	R6	T	SMA
Voya Target Retirement 2020 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A
Voya Target Retirement 2025 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A
Voya Target Retirement 2030 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A
Voya Target Retirement 2035 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A
Voya Target Retirement 2040 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A
Voya Target Retirement 2045 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
Name of Fund*	A	I	P	R6	T	SMA
Voya Target Retirement 2050 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A
Voya Target Retirement 2055 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A
Voya Target Retirement 2060 Fund(1) Term for Class I Expires October 1, 2017 Initial Term for Class A and Class R6 Expires October 1, 2017 Initial Term for Class T Expires October 1, 2018	0.95%	0.70%	N/A	0.65%	0.95%	N/A

/s/ HE
HE

Effective Date: May 31, 2017 to add Class T shares for Voya Investment Grade Credit Fund, Voya Securitized Credit Fund, Voya Target In-Retirement Fund, Voya Target Retirement 2020 Fund, Voya Target Retirement 2025 Fund, Voya Target Retirement 2030 Fund, Voya Target Retirement 2035 Fund, Voya Target Retirement 2040 Fund, Voya Target Retirement 2045 Fund, Voya Target Retirement 2050 Fund, Voya Target Retirement 2055 Fund, and Voya Target Retirement 2060 Fund.

*            This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(1)    The operating expense limits set out above apply at the Fund Level and include expenses of the underlying investment companies in which the Funds invest.